EXHIBIT 99.1

Energy XXI Names Jim LaChance and Norm Louie to Board of Directors

Expanded Buy-Side and Industry Expertise

Supports Commitment to Maximizing Shareholder Value

HOUSTON – Dec. 15, 2014 – Energy XXI LTD (NASDAQ: EXXI) announced today that James (Jim) LaChance and Norman (Norm) Louie have been named to its board of directors, increasing the size of the board to nine total, eight of whom are non-employee directors. The appointments were effective December 15, 2014 and both will stand for election by shareholders at the 2015 annual general meeting.

LaChance has been a portfolio manager specializing in high-yield bonds for over 20 years. Most recently, LaChance worked for Satellite Asset Management, L.P., a $7 billion investment management fund in New York City. Prior to Satellite, he was a partner at Post Advisory Group, LLC, an $8 billion investment management firm in Los Angeles and also previously managed hedge funds for LibertyView Capital Management. He currently sits on the boards of Northern Offshore Ltd., a drilling and production services company, serving as chairman from 2005 to 2012, interim president and CEO from November 2009 to July 2010, and Horizon Lines, Inc., a domestic shipping company, where he has served since 2008 and is currently audit committee chairman. LaChance earned a bachelor's degree in business administration from Northeastern University and a master's degree in business administration from the Stern School of Business at New York University.

Louie has served since 2008 as a managing director at Mount Kellett Capital Management LP, a leading private equity firm based in New York with over $7 billion of capital under management, and co-leads the North American investment team. Previously, he was a portfolio manager at SAB Capital Management from January 2004 to December 2006 where he focused on special situations investing. Prior to SAB, Louie was the director of research at Whippoorwill Associates, a hedge fund also dedicated to special situations investing, from January 2000 to December 2003. Mr. Louie holds a bachelor's degree from Cornell University and a master's degree in business administration from Columbia University.

"We are pleased to welcome Jim and Norm to the Energy XXI board,” said Energy XXI Chairman, President and CEO John D. Schiller, Jr. “As a board, we looked to deepen our bench with the specialized financial experience these two outstanding individuals bring.”

Hill Feinberg, Energy XXI’s lead independent director added, “We believe the expertise in capital markets and the buy-side experience that they bring to our board supports our commitment to shareholder value.”

LaChance and Louie join current Energy XXI board members John D. Schiller, Jr.; Bill Colvin; Paul Davison; Cornelius Dupre’ II; Hill Feinberg; Kevin Flannery; and Scott Griffiths.

About Energy XXI

Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company's properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  To learn more, visit the Energy XXI website at www.EnergyXXI.com.

Forward-Looking Statements

All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, our ability to integrate acquisitions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Inquiries of the Company

Energy XXI

Greg Smith

Vice President, Investor Relations

713-351-3149

gsmith@energyxxi.com

Cantor Fitzgerald Europe

Nominated Adviser: David Porter, Rick Thompson

Corporate Broking: Richard Redmayne

Tel: +44 (0) 20 7894 7000

Pelham Bell Pottinger

James Henderson

jhenderson@pelhambellpottinger.co.uk

Mark Antelme

mantelme@pelhambellpottinger.co.uk

+44 (0) 20 7861 3232